UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2007 (April 17, 2007)
VERSO TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Minnesota	000-22190	41-1484525
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 GALLERIA PARKWAY, SUITE 200
ATLANTA, GA 30339
(Address of principal executive offices / Zip Code)
678.589.3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14c-12).

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY NOTE
     This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends and supplements the Current Report on Form 8-K of Verso Technologies, Inc., a Minnesota corporation (“Verso”), filed with the Securities and Exchange Commission on April 23, 2007 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date on which the Initial Form 8-K was required to be filed.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

See Index to the Financial Statements included in Exhibit 99.2 to this Amendment.

(b)	Pro Forma Financial Information.
     The pro forma condensed consolidated balance sheet set forth below assumes that the merger (the “Merger”) of SN Acquisition Corporation, a wholly-owned subsidiary of Verso (“Merger Sub”), into sentitO Networks, Inc. (“sentitO”), pursuant to that certain Agreement and Plan of Merger, dated as of April 4, 2007, among Verso, Merger Sub, sentitO and the Stockholders’ Agent, which actually occurred on April 17, 2007, occurred instead on March 31, 2007. The pro forma condensed consolidated statements of operations set forth below for the three months ended March 31, 2007 and for the year ended December 31, 2006, assume that the Merger occurred on January 1, 2006. The unaudited pro forma condensed combined financial statements presented are for informational purposes only and do not purport to represent what Verso’s financial position or results of operations would have been as of the date or for the period presented had the Merger in fact occurred on such date or at the beginning of the period indicated, or to project Verso’s financial position or results of operations for any future date or period. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Verso may achieve in combining sentitO with Verso’s operations.
     For purposes of preparing Verso’s consolidated financial statements subsequent to the Merger, Verso will establish a new basis for the assets and liabilities of sentitO based upon the fair values thereof and Verso’s purchase price, including the costs of the Merger. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma combined financial statements. Verso will perform an evaluation to determine the fair value of the assets and liabilities of sentitO and will make appropriate purchase accounting adjustments upon completion of that evaluation. As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.
     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Verso and sentitO, including the related notes thereto, which are filed as Exhibit 99.2 to this Amendment. The unaudited condensed financial statements for sentitO beginning on page F-2 of Exhibit 99.2 to this Amendment were compiled by Verso based on its review of sentitO’s financial records and information available to Verso up through and including the date of this Amendment.

VERSO TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2007
(Unaudited)
(In thousands, except share data)

	Historical		Pro Forma		Pro Forma
	Verso (a)	sentitO (b)	Adjustments		Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$1,764	$82	$(57)	(c)	$3,537
			2,504	(c)
			(1,362)	(c)
			(305)	(c)
			911	(c)
Restricted cash	847	936	(911)	(c)	872
Accounts receivable, net	9,273	40	—		9,313
Inventories	6,902	1,406	(656)	(c)	7,399
			(253)	(c)
Other current assets	930	211	(16)	(c)	1,125
Current portion of note receivable	2,166	—			2,166

Total current assets	21,882	2,675	(145)		24,412
Property and equipment, net	1,500	545	—		2,045
Loan issuance costs, net	3,051	—	—		3,051
Investment	699	—	—		699
Other intangibles, net	5,200	—	—		5,200
Goodwill	3,224	—	4,933	(c)	8,157
Other assets	—	47	—		47

Total assets	$35,556	$3,267	$4,788		$43,611

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Credit facility	$3,979	$778	$(778)	(c)	$3,979
Accounts payable	2,652	574	—		3,226
Accrued compensation	2,111	—	—		2,111
Accrued expenses	3,714	251	450	(c)	4,415
Purchase price payable for acquisition	250	—	—		250
Current portion of accrued loss on sublease	467	—	—		467
Current portion of liabilities of discontinued operations	1,201	—	—		1,201
Current portion of convertible debt	3,375	10,456	2,504	(c)	3,375
			(12,960)	(c)
Current portion of capital lease obligations	—	112	—		112
Unearned revenue and customer deposits	2,492	451	(373)	(c)	2,570

Total current liabilities	20,241	12,622	(11,157)		21,706
Accrued loss on sublease, net of current portion	676	—	—		676
Credit facility, net of current portion	3,375	584	(584)	(c)	3,375
Liabilities of discontinued operations, net of current portion	302	—	—		302
Notes payable	2,902	—	—		2,902
Convertible subordinated debentures, net of discount	4,460	—	—		4,460
Capital lease obligations	—	23	—		23

Total liabilities	31,956	13,229	(11,741)		33,444

Shareholders’ equity:
Preferred Stock	—	77,123	(77,123)	(c)	—
Common Stock	483	3	64	(c)	547
			(3)	(c)
Additional paid-in capital	358,565	—	5,922	(c)	365,068
			581	(c)
Deferred compensation	(410)	—	—		(410)
Accumulated deficit	(354,786)	(87,088)	(305)	(c)	(354,786)
			87,393	(c)

Accumulated other comprehensive income (loss) — foreign currency translation	(252)	—	—		(252)

Total shareholders’ equity	3,600	(9,962)	16,529		10,167

Total liabilities and shareholders’ equity	$35,556	$3,267	$4,788		$43,611

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financials Statements.

VERSO TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(Unaudited)
(In thousands, except share data)

	Historical		Pro Forma		Pro Forma
	Verso (d)	sentitO (e)	Adjustments		Consolidated

Revenue	$42,530	$468	$—		$42,998
Cost of revenue	25,363	1,568	(52)	(g)	27,069
			190	(f)

Gross profit	17,167	(1,100)	(138)		15,929

Operating expenses:
Selling, general and administrative	18,887	4,615	(53)	(h)	23,198
			(190)	(f)
			(61)	(g)

Research and development	7,805	5,128	(865)	(g)	12,068
Depreciation and amortization	1,930	—	251	(g)	2,181
Reorganization costs	674	—	—		674

Total operating expenses	29,296	9,743	(918)		38,121
Operating loss from continuing operations	(12,129)	(10,843)	780		(22,192)
Other income (expense)	(22)	173	—		151
Equity in loss of investment	(1)	—	—		(1)
Interest expense, net	(5,624)	(949)	906	(j)	(5,667)

Loss from continuing operations before income taxes	(17,776)	(11,619)	1,686		(27,709)
Income taxes	—	—	—		—

Net loss from continuing operations	$(17,776)	$(11,619)	$1,686		$(27,709)

Net loss from continuing operations per common share:
-basic and diluted	$(0.51)				$(0.67)

Weighted average shares outstanding:
-basic and diluted	35,092,598		6,400,563		41,493,161

See accompanying notes Noted to Unaudited Pro Forma Condensed Consolidated Financial Statements

VERSO TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007
(Unaudited)
(In thousands, except share data)

	Historical		Pro Forma		Pro Forma
	Verso (d)	sentitO(e)	Adjustments		Consolidated

Revenue	$12,485	$198	$—		$12,683
Cost of revenue	7,947	442	(14)	(g)	8,325
			(50)	(f)

Gross profit	4,538	(244)	64		4,358

Operating expenses:
Selling, general and administrative	5,259	928	(9)	(h)	5,945
			(66)	(f)
			(167)	(g)
Research and development	2,080	997	(15)	(g)	3,062
Depreciation and amortization	651	—	61	(g)	712

Total operating expenses	7,990	1,925	(196)		9,719
Operating loss from continuing operations	(3,452)	(2,169)	260		(5,361)
Other income (expense)	(5)	11	—		6
Equity in loss of investment	(46)	—	—		(46)
Interest expense, net	(1,516)	(243)	235	(j)	(1,524)

Loss from continuing operations before income taxes	(5,019)	(2,401)	495		(6,925)
Income taxes	—	—	—		—

Net loss from continuing operations	$(5,019)	$(2,401)	$495		$(6,925)

Net loss from continuing operations per common share:
-basic and diluted	$(0.11)				$(0.13)

Weighted average shares outstanding:
-basic and diluted	46,286,962		6,400,563		52,687,525

See accompanying notes Noted to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
Note 1 — Basis of Presentation
The pro forma condensed consolidated balance sheet assumes that the Merger occurred on March 31, 2007. The pro forma condensed consolidated statements of operations for the three months ended March 31, 2007 and for the year ended December 31, 2006, assume that the Merger occurred on January 1, 2006. The unaudited pro forma condensed combined financial statements presented are for informational purposes only and do not purport to represent what Verso’s financial position or results of operations would have been as of the date or for the period presented had the Merger in fact occurred on such date or at the beginning of the period indicated, or to project Verso’s financial position or results of operations for any future date or period. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Verso may achieve in combining sentitO with Verso’s operations.
For purposes of preparing Verso’s consolidated financial statements subsequent to the Merger, Verso will establish a new basis for the assets and liabilities of sentitO based upon the fair values thereof and Verso’s purchase price, including the costs of the Merger. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma combined financial statements. Verso will perform an evaluation to determine the fair value of the assets and liabilities of sentitO and will make appropriate purchase accounting adjustments upon completion of that evaluation. As a result of these factors, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.
The pro forma financial statements reflect the adjustment required related to the difference in accounting policy between Verso and sentitO for inventory used for demonstration purposes at prospective customer locations. Verso’s accounting policy is to expense the costs associated with customer trial inventory at the time of shipment whereas sentitO included such items in inventory at lower of cost or net realizable value and amortized the such amount over 12 months starting on the date the inventory used for demonstration purposes was shipped. For purposes of the pro forma financial statements the equipment used for demonstration purposes has been accounted for in accordance with Verso’s policy of immediate expense recognition.
Note 2 — Pro forma adjustments
The pro forma adjustments are based on Verso’s estimates of the value of the tangible and intangible assets acquired. Under purchase accounting, the total acquisition cost will be allocated to sentitO’s assets and liabilities based on their relative fair values. The final allocation may be different from those reflected herein.
(a) — Reflects the historical financial position of Verso at March 31, 2007.
(b) — Reflects the historical financial position of sentitO at March 31, 2007.
(c) — Reflects the preliminary allocation of the estimated $7.1 million purchase price, including transaction costs, over the fair value of the assets acquired. The purchase price and allocation are as follows (dollars in thousands):
Purchase price:

$64
Par value related to the issuance of approximately 6,400,563 shares of Verso common stock, par value $.01 per share, in connection with the Merger. For purposes of preparing the pro forma information, the fair value of these shares was based on the average market price for Verso common stock of approximately $0.935. This amount represents the number of shares multiplied by par value allocated to common stock, the remaining balance of $5,922 was allocated to additional paid in capital.

5,922
Related to the issuance of approximately 6,400,563 shares of the Verso common stock, par value $.01 per share, in connection with the Merger. For purposes of preparing the pro forma information, the fair value of the merger consideration was based on the average market price for Verso common stock of approximately $0.935. The excess of fair value over par value was allocated to additional paid in capital.

581
Represents the fair value of five-year warrants issued to purchase an aggregate of 841,121 shares of Verso common stock with an exercise price of $1.25 per share in the Merger. The fair value was determined using the Black-Scholes option pricing model based on the following assumptions: expected volatility - 105%; expected life — 5 years; risk-free interest rate — 4.6%; and expected dividend yield — 0%.

57	Cash paid in connection with the Merger to certain non-accredited sentitO stockholders.
450	Accrued fees and expenses of the transaction.

$7,074	Total purchase price

In addition to the 6,400,563 shares of Verso common stock issued in the Merger and included in the purchase price above, an additional 1,230,902 shares of Verso common stock were issued and held in escrow and will be released upon the completion of certain in-progress sentitO customer activity. Furthermore, Verso may become obligated to issue to the former stockholders of sentitO a number of shares of Verso common stock with an aggregate value of $3.0 million, to be valued at the time of such issuance, if Verso recognizes revenue of $12.0 million during the twelve-month period following the closing of the Merger attributable to the sentitO business or customers. Such shares, when earned, will be released or issued and the value of such shares will be recorded as additional purchase price of the Merger.

The fair values of sentitO’s assets and liabilities have been estimated for the purpose of allocating the purchase price and determining the pro forma effect of the Merger on the condensed combined financial statements. The allocation of the excess purchase price, over fair value of the assets acquired and liabilities assumed, to goodwill is based upon a preliminary analysis. Upon completion of a final purchase price allocation, a portion of the excess purchase price may be allocated to certain intangibles that are separable from goodwill or arise from contractual or legal rights, which would result in amortization expense being recorded over the estimated life of the respective intangible assets. Given the uncertainty of finite-lived intangible assets at the time of this filing, sufficient information is not available at this time to provide specifics with regard to intangible assets, including customer contracts and relationships, patents, trademarks and developed technology. The estimated consideration given for the acquisition of $7,074,000 has preliminarily been assigned to the assets acquired and liabilities assumed as follows (dollars in thousands):
Allocation to fair value of net assets aquired:

$1,855	Cash
40	Accounts receivables
497	Inventories
195	Other current assets
545	Property and equipment
47	Other assets
4,933	Goodwill
(1,038)	Liabilities assumed

$7,074	Unallocated purchase price

Detailed adjustments required to effect the allocation to fair value of net assets acquired:

$2,504	Cash invested by stockholders of sentitO immediatley prior to the Merger.
(1,362)	Cash paid to secured lender to extinguish amounts outstanding under the sentitO credit facility immediately prior to the Merger.
(305)	Acquisition expenses paid by sentitO immediately prior to the Merger.
911	Release of restricted cash upon payment of sentitO credit facility.
(911)	Release of restricted cash upon payment of sentitO credit facility.
(656)	Write-off of inventory on trial at prospective customer locations consistent with Verso’s current accounting policy.
(253)	Eliminate deferred inventory balance associated with hardware previously sold but not recognized at time of sale.
(16)	Eliminate unamortized loan origination costs related to the sentitO credit facility
4,933	Record estimate of goodwill associated with the Merger.
373
Eliminate unearned revenue balance associated with hardware previously sold but not recognized at time of sale and adjustment to unearned revenue related to provide support including a 50% profit margin for unearned annual support revenue.

778	Eliminate short-term portion of credit facility paid immediately prior to the Merger.
584	Eliminate long-term portion of credit facility paid immediately prior to the Merger.
(2,504)	Record the convertible notes associated with cash invested by the stockholders of sentitO immediately prior to the Merger.
12,960	Eliminate the sentitO convertible notes payable to former noteholders.
77,123	Eliminate sentitO’s historical preferred stock.
3	Eliminate sentitO’s historical common stock.
305	Acquisition expenses paid by sentitO immediately prior to the Merger.
(87,393)	Eliminate sentitO’s historical accumulated deficit.

$7,074	Total allocated purchase price

(d) — Reflects the historical operating results of Verso for the periods presented.
(e) — Reflects the historical operating results of sentitO for the periods presented.
(f) — Reflects the adjustment to cost of goods sold related to the shipment of inventory on trial at perspective customer locations consistent with Verso’s current accounting policy and reduction to selling expenses for the amortization recorded in sentitO’s financial statements.
(g) — Reflects the elimination of sentitO’s historical depreciation expense, and reflects the depreciation of the property and equipment purchased over their estimated useful lives of approximately two years for the periods presented.
(h) — Reflects the elimination of stock based compensation under SFAS No. 123R since Verso did not assume any outstanding stock options to purchase sentitO capital stock.
(i) — Reflects the elimination of sentitO’s interest expense related to the credit facility which was fully paid immediately prior to the Merger and the interest expense related to sentitO’s convertible notes which, including the accrued interest on such convertible notes, were converted to sentitO Series E-2 Preferred Stock.
(j) — Reflects the 6,400,563 common shares issued by Verso in the Merger.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

The exhibits required to be filed with this Amendment are set forth on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment to this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
Dated: June 13, 2007	By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of April 4, 2007, among Verso Technologies, Inc., sentitO Networks, Inc., SN Acquisition Corporation and Brett Hauser as the Stockholders’ Agent. (The schedules to the Agreement and Plan of Merger have been omitted from this Current Report, and Verso Technologies, Inc. agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)*

4.1	Form of Registration Rights Agreement entered into between Verso Technologies, Inc. and the shareholders signatory thereto in connection with the Merger. **

4.2	Form of Warrant issued in connection with the Merger. **

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Tauber & Balser, P.C.

99.1	Escrow Agreement, dated as of April 17, 2007, among Verso Technologies, Inc., the Stockholders’ Agent and SunTrust Bank, a Georgia banking corporation. **

99.2	Financial Statements of sentitO Networks, Inc.

*	Incorporated by reference to Exhibit 2.1 to Verso Technologies, Inc.'s Current Report on Form 8-K filed on April 5, 2007.

**	Previously filed.